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                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 500,000 shares of Common Stock of USA Technologies, Inc. of our report dated September 12, 2003, except for Note 17, as to which the date is September 30, 2003, with respect to the consolidated financial statements of USA Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
December 8, 2003